Exhibit 99.1

SCHUFF INTERNATIONAL, INC.

AND SUBSIDIARIES

ANNUAL REPORT

FOR THE YEAR ENDED DECEMBER 29, 2013

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP
2398 E Camelback Road
Suite 600
Phoenix, Arizona 85016

T 602.474.3400
F 602.474.3421
www.GrantThornton.com

Board of Directors and Stockholders

Schuff International, Inc.

We have audited the accompanying consolidated financial statements of Schuff International, Inc. and subsidiaries, which comprise the consolidated balance sheets as of December 29, 2013, and December 30, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 29, 2013.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Schuff International, Inc. and subsidiaries as of December 29, 2013 and December 30,

2012, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Phoenix, Arizona
July 24, 2014

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

SCHUFF INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 29 2013	December 30 2012
	(in thousands, except for share data)
Assets
Current assets
Cash and cash equivalents	$1,066	$8,804
Receivables (Notes 2 and 14)	106,620	93,102
Income tax receivable (Note 8)	228	—
Costs and recognized earnings in excess of billings on uncompleted contracts (Note 2)	20,831	12,140
Inventories (Note 3)	11,557	11,438
Deferred tax asset (Note 8)	1,707	1,889
Prepaid expenses and other current assets	1,402	1,453
Assets of discontinued operations (Note 16)	1,471	13,590

Total current assets	144,882	142,416

Property, plant and equipment, net (Note 4)	70,238	67,931
Goodwill	10,054	10,054
Other assets	4,102	5,857
Assets of discontinued operations (Note 16)	311	3,515

	$229,587	$229,773

Liabilities and stockholders’ equity
Current liabilities
Accounts payable (Note 5)	$49,901	$37,928
Accrued payroll and employee benefits	7,398	7,849
Accrued interest	90	556
Other current liabilities (Note 6)	4,907	4,363
Billings in excess of costs and recognized earnings on uncompleted contracts (Note 2)	38,584	39,563
Income tax payable (Note 8)	—	3,707
Current portion of long-term debt (Note 7)	2,663	4,910
Liabilities related to discontinued operations (Note 16)	1,396	3,816

Total current liabilities	104,939	102,692

Long-term debt (Note 7)	9,166	23,500
Deferred tax liability (Note 8)	6,517	6,133
Other liabilities	656	1,718
Liabilities related to discontinued operations (Note 16)	27	—

	16,366	31,351

Commitments and Contingencies (Notes 7, 9, 11, 12 and 13)

Schuff International stockholders’ equity (Note 10)
Preferred stock, $.001 par value – authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value – 20,000,000 shares authorized, 10,038,707 shares issued in both 2013 and 2012, and 4,202,933 and 4,179,796 shares outstanding in 2013 and 2012, respectively	10	10
Additional paid-in capital	49,224	49,152
Retained earnings	131,687	119,360
Treasury stock - 5,835,774 and 5,858,911 shares, in 2013 and 2012, respectively, at cost	(76,946)	(77,187)

Total Schuff International stockholders’ equity	103,975	91,335
Non-controlling interest	4,307	4,395

Total stockholders’ equity	108,282	95,730

	$229,587	$229,773

See notes to consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 29 2013	December 30 2012	January 1 2012
	(in thousands, except per share data)

Revenues (Note 14)	$416,142	$427,190	$369,765
Cost of revenues	355,951	382,508	329,079

Gross profit	60,191	44,682	40,686
General and administrative expenses (Note 11)	40,555	34,411	34,993

Operating income	19,636	10,271	5,693
Interest expense	(3,669)	(5,804)	(1,130)
Other (expense) income	(697)	828	(129)

Income before income tax provision	15,270	5,295	4,434
Income tax provision (Note 8)	(2,650)	(1,660)	(2,016)

Income before non-controlling interest	12,620	3,635	2,419
Non-controlling interest	88	(136)	(43)

Income from continuing operations	12,708	3,499	2,376
Discontinued operations (Note 16)
Loss from discontinued operations, net of tax	(547)	(1,326)	(7,408)
Gain on sale of discontinued operations, net of tax	166	—	—

Loss from discontinued operations	(381)	(1,326)	(7,408)

Net income (loss)	$12,327	$2,173	$(5,032)

Income from continuing operations per common share: (Note 10)
Basic	$3.04	$0.84	$0.25

Diluted	$3.03	$0.84	$0.25

Loss from discontinued operations per common share: (Note 10)
Basic	$(0.09)	$(0.32)	$(0.76)

Diluted	$(0.09)	$(0.32)	$(0.76)

Income (loss) per common share: (Note 10)
Basic	$2.95	$0.52	$(0.52)

Diluted	$2.94	$0.52	$(0.52)

Weighted average shares used in computation: (Note 10)
Basic	4,182	4,156	9,688

Diluted	4,200	4,160	9,688

See notes to consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	Retained Earnings	Treasury Stock	Non- controlling Interest	Total
	Shares	Amount
	(in thousands)
Balance at January 3, 2011	9,756	$10	$49,199	$122,219	$(3,391)	$—	$168,037
Net loss	—	—	—	(5,032)	—	—	(5,032)
Issuance of common stock	1	—	8	—	—	—	8
Non-controlling interest	—	—	—	—	—	4,216	4,216
Non-controlling interest income	—	—	—	—	—	43	43
Tax effect of stock-based compensation	—	—	(138)	—	—	—	(138)
Purchase of treasury stock	(5,652)	—	—	—	(74,820)	—	(74,820)
Issuance of treasury stock-restricted stock grant	42	—	(505)	—	505	—	—
Compensation expense-restricted stock grant	—	—	685	—	—	—	685

Balance at January 1, 2012	4,147	10	49,249	117,187	(77,706)	4,259	92,999
Net income	—	—	—	2,173	—	—	2,173
Non-controlling interest income	—	—	—	—	—	136	136
Tax effect of stock-based compensation	—	—	(92)	—	—	—	(92)
Purchase of treasury stock	(30)	—	—	—	(312)	—	(312)
Issuance of treasury stock-director grants	20	—	(84)	—	264	—	180
Issuance of treasury stock-restricted stock grant	43	—	(567)	—	567	—	—
Compensation expense-restricted stock grant	—	—	646	—	—	—	646

Balance at December 30, 2012	4,180	10	49,152	119,360	(77,187)	4,395	95,730
Net income	—	—	—	12,327	—	—	12,327
Non-controlling interest income	—	—	—	—	—	(88)	(88)
Tax effect of stock-based compensation	—	—	57	—	—	—	57
Purchase of treasury stock	(10)	—	—	—	(198)	—	(198)
Issuance of treasury stock-director grants	2	—	(2)	—	26	—	24
Issuance of treasury stock-restricted stock grant	31	—	(413)	—	413	—	—
Compensation expense-restricted stock grant	—	—	430	—	—	—	430

Balance at December 29, 2013	4,203	$10	$49,224	$131,687	$(76,946)	$4,307	$108,282

See notes to consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 29	December 30	January 1
	2013	2012	2012
	(in thousands)
Operating Activities
Income from continuing operations	$12,708	$3,499	$2,376
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Net (decrease) increase in allowance for doubtful accounts	(42)	14	16
Depreciation and amortization	8,252	8,225	8,204
Loss from extinguishment of debt	1,426	—	233
Loss (gain) on disposals of property plant and equipment	28	(436)	1
Deferred income taxes	566	253	(1,333)
Non-controlling interest income	(88)	136	43
Excess tax benefit of restricted stock awards	(57)	92	138
Stock awards	24	180	8
Compensation expense - restricted stock grant	430	646	685
Changes in working capital components:
Receivables	(13,476)	9,186	(11,960)
Costs and recognized earnings in excess of billings on uncompleted contracts	(8,691)	15,474	(20,302)
Inventories	(119)	3,176	182
Prepaid expenses and other current assets	51	(31)	256
Accounts payable	11,973	(18,196)	33,365
Accrued payroll and employee benefits	(451)	(4,193)	5,672
Accrued interest	(466)	483	20
Other current liabilities	544	271	261
Billings in excess of costs and recognized earnings on uncompleted contracts	(979)	15,228	(23,799)
Income taxes payable/receivable	(3,878)	(53)	3,997
Other liabilities	(1,062)	1,548	(29)

Net cash provided by (used in) operating activities	6,693	35,502	(1,966)

Investing activities
Acquisitions of property, plant and equipment	(9,989)	(3,977)	(3,363)
Investment in joint venture	—	—	(4,050)
Proceeds from disposals of property, plant and equipment	2	736	19
Decrease (increase) in other assets	67	(388)	(94)

Net cash used in investing activities	(9,920)	(3,629)	(7,488)

Financing activities
Proceeds from long-term debt	10,000	—	—
Net borrowings (payments) on revolving line of credit	1,996	(24,413)	(1,132)
Principal payments on long-term debt	(28,577)	(3,000)	(7,648)
Proceeds from exercise of stock options and stock purchase plan	—	—	1
Payment of debt issuance costs	(340)	(259)	(2,603)
Purchase of treasury stock	(198)	(312)	(17,866)
Excess tax benefit of restricted stock awards	57	(92)	(138)

Net cash used in financing activities	(17,062)	(28,076)	(29,386)

Discontinued operations
Net cash provided by (used in) operating activities	9,412	(2,917)	(1,907)
Net cash provided by investing activities	3,139	292	384

Net cash provided by (used in) discontinued operations	12,551	(2,625)	(1,523)

SCHUFF INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (con’t)

	Year Ended
	December 29	December 30	January 1
	2013	2012	2012
	(in thousands)
(Decrease) increase in cash and cash equivalents	(7,738)	1,172	(40,363)
Cash and cash equivalents at beginning of year	8,804	7,632	47,995

Cash and cash equivalents at end of year	$1,066	$8,804	$7,632

Supplemental schedule of non-cash investing and financing activities:
Contribution of net assets from non-controlling interest	$—	$—	$4,216

Acquisition of treasury stock and assumption of debt	$—	$—	$56,955

See notes to consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

1.	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Schuff International, Inc. and its wholly-owned subsidiaries (“Schuff” or the “Company”) are primarily steel fabrication and erection contractors with headquarters in Phoenix, Arizona and operations in Arizona, Florida, Georgia, Texas, Kansas and California. The Company’s construction projects are primarily in the aforementioned states. In addition, the Company has construction projects in select international markets, primarily Panama. Its wholly-owned subsidiaries are Schuff Steel Company, Schuff Steel – Atlantic, L.L.C., Quincy Joist Company, Schuff Steel – Gulf Coast, Inc., On-Time Steel Management Holding, Inc., Schuff Steel Management Company – Southwest, Inc., Schuff Steel Company – Panama, S de RL, Schuff Premier Services, L.L.C., Schuff Steel Management Company – Colorado, L.L.C. (dormant) and Schuff Steel Management Company – Southeast, L.L.C. (dormant).

On July 1, 2011, the Company formed Schuff Hopsa Engineering, Inc. (“SHE”), a Panamanian joint venture providing steel fabrication services, with Empresas Hopsa, S.A. The Company has a 49% interest in SHE but controls the operations of SHE, as provided in the operating agreement. Therefore, the assets, liabilities, revenues and expenses of SHE are included in the consolidated financial statements of the Company. Empresas Hopsa, S.A.’s 51% interest in SHE is presented as a non-controlling interest component of total equity.

Stock Repurchase

On December 29, 2011, the Company repurchased approximately 5,600,000 shares of its common stock from its majority shareholders, Plainfield Asset Management, L.L.C. (“Plainfield”) and D.E. Shaw Laminar Portfolios, LLC (“Shaw”), at a negotiated price of $13.25 per share. The Company used proceeds from a term loan and unsecured note, along with borrowings under its Credit Facility and excess cash to fund the purchase of the shares. As a result of the transaction, Plainfield and Shaw no longer hold any shares of common stock of the Company. The repurchased shares are recorded at cost and presented as treasury stock in the accompanying Statement of Stockholders’ Equity.

Fiscal Year

The Company uses a 4-4-5 week quarterly cycle ending on the Sunday closest to December 31. Fiscal 2013 covered the period from December 31, 2012 to December 29, 2013 (hereinafter 2013). Fiscal 2012 covered the period from January 2, 2012 to December 30, 2012 (hereinafter 2012). Fiscal 2011 covered the period from January 3, 2011 to January 1, 2012 (hereinafter 2011).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Schuff International, Inc. and all wholly-owned subsidiaries. The consolidated financial statements also include the assets, liabilities, revenues and expenses of its controlled subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

In accordance with accounting principles generally accepted in the United States, references in this report to the Company’s earnings per share, net income and stockholders’ equity attributable to its common shareholders do not include amounts attributable to non-controlling interests.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Operating Cycle

Balance sheet items expected to be paid or received within one year are classified as current. Assets and liabilities relating to long-term construction contracts are included in current assets and current liabilities in the accompanying consolidated balance sheets, since they will be realized or liquidated in the normal course of contract completion, although completion may require more than one year.

Cash and cash equivalents

Cash consists of cash in interest bearing checking accounts. The Company considers all highly liquid investments purchased with original maturities of three months or less from the date of purchase to be cash equivalents.

Receivables

Receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a specific reserve for questionable accounts. In accordance with industry practice, receivables include retainage, a portion of which may not be realized within one year. Management determines the allowance for doubtful accounts using historical experience and by evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Receivables are written off when deemed uncollectible and recoveries of amounts previously written off are recorded in income when received. The Company does not routinely charge interest on past due amounts unless it must pursue formal collection or legal actions.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and receivables. The Company maintains cash and cash equivalents and certain other financial instruments with a large financial institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company’s investment strategy. During the year, the Company maintained cash in United States financial institutions in excess of FDIC limits. At year end, there was $1,115,000 being held in United States banks, of which $698,000 was in excess of the FDIC limits. During the year, the Company also maintained cash in financial institutions outside of the United States. At year end, there was $1,081,000 (denominated in U.S. dollars) being held in banks outside of the United States, none of which is covered by the FDIC. Concentrations of credit risk with respect to receivables are limited as the Company’s customers tend to be larger general contractors on adequately funded projects and the Company has certain lien rights.

Inventories

Inventories, primarily steel components, are stated at the lower of cost or market under the first-in, first-out method.

Long-Lived Assets with Definite Lives

The Company continually evaluates whether events and circumstances have occurred that indicate potential impairment of long-lived assets, indicating the remaining balance of these assets may not be recoverable. When factors indicate that these assets should be evaluated for possible impairment, the Company’s management uses several factors to measure impairment, including the Company’s projection of future operating cash flows relating to these assets. No impairment losses were recorded in 2013, 2012 and 2011.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is determined on a straight-line basis over the estimated useful lives ranging from 5 to 40 years for buildings and improvements and 3 to 15 years for machinery and equipment. Leasehold improvements are amortized over the lives of the leases or estimated useful lives of the assets, whichever is shorter. When assets are sold or otherwise retired, the cost and accumulated depreciation are removed from the books and the resulting gain or loss is included in operating results. The Company periodically evaluates the carrying value of its property, plant, and equipment based upon the estimated cash flows to be generated by the related assets. If impairment is indicated, a loss is recognized. No impairment losses were recorded in 2013, 2012 and 2011.

Investments

Investments in non-wholly-owned companies are generally consolidated or accounted for under the equity method of accounting when the Company has a 20% to 50% ownership interest or exercises significant influence over the venture. If the Company’s interest exceeds 50% or, if the Company has the power to direct the economic activities of the entity and the obligation to absorb losses, the results of the non-wholly-owned company are consolidated herein. All other investments are generally accounted for under the cost method.

Deferred Financing Costs

The Company capitalizes certain expenses incurred in connection with its long-term debt and line of credit obligations and amortizes them over the term of the respective debt agreement. The amortization expense of the deferred financing costs is included in interest expense on the consolidated statements of operations. If the Company redeems portions of its long-term debt prior to the maturity date, deferred financing costs are charged to expense on a pro rata basis.

Goodwill

Goodwill is not amortized. It is tested annually for impairment (and in interim periods if events or circumstances indicate that the related carrying amount may be impaired).

Goodwill is tested for impairment using a two-step process. The first step of the goodwill impairment test, which is used to identify potential impairment, compares the estimated fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its estimated fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

As a result of the Company’s annual goodwill impairment test (performed on November 1, 2011), the Company concluded that the carrying value of one of its reporting units exceeded its fair value and resulted in an approximately $7,061,000 write-down of goodwill. The impairment resulted from a combination of factors, including the U.S. construction market downturn, a decline in margins for the reporting unit and continued depressed operating results and estimated future cash flows relating to the reporting unit.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

The fair values of the Company’s other reporting units exceeded the related carrying value and, therefore, impairment of the related goodwill was not indicated.

Changes in the carrying amount of goodwill for the year ended January 1, 2012 were as follows:

Carrying Amount
(in thousands)
Balance at January 3, 2011	$17,115
Impairment	7,061

Balance at January 1, 2012	$10,054

The Company performed its 2013 and 2012 annual impairment assessments in December 2013 and December 2012, respectively, and concluded that no impairment was indicated. There were no changes in the carrying amount of goodwill for the years ended December 29, 2013 and December 30, 2012.

Revenue and Cost Recognition

The Company performs its services primarily under fixed-price contracts and recognizes revenues and costs from construction projects using the percentage of completion method. Under this method, revenue is recognized based upon either the ratio of the costs incurred to date to the total estimated costs to complete the project or the ratio of tons fabricated to date to total estimated tons. Revenue recognition begins when work has commenced. Costs include all direct material and labor costs related to contract performance, subcontractor costs, indirect labor, and fabrication plant overhead costs, which are charged to contract costs as incurred. Revenues relating to changes in the scope of a contract are recognized when the work has commenced, the Company has made an estimate of the amount that is probable of being paid for the change and there is a high degree of probability that the charges will be approved by the customer or general contractor. At December 29, 2013 and December 30, 2012, the Company had $26,406,000 and $9,910,000, respectively, of unapproved change orders on open projects, for which it has recognized revenues on a percent complete basis in each fiscal year. While the Company has been successful in having the majority of its change orders approved in prior years, there is no guarantee that the majority of unapproved change orders at December 29, 2013 will be approved. Revisions in estimates during the course of contract work are reflected in the accounting period in which the facts requiring the revision become known. Provisions for estimated losses on uncompleted contracts are made in the period a loss on a contract becomes determinable.

Construction contracts with customers generally provide that billings are to be made monthly in amounts which are commensurate with the extent of performance under the contracts. Contract receivables arise principally from the balance of amounts due on progress billings on jobs under construction. Retentions on contract receivables are amounts due on progress billings, which are withheld until the completed project has been accepted by the customer.

Costs and recognized earnings in excess of billings on uncompleted contracts primarily represent revenue earned under the percentage of completion method which has not been billed. Billings in excess of related costs and recognized earnings on uncompleted contracts represent amounts billed on contracts in excess of the revenue allowed to be recognized under the percentage of completion method on those contracts.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Income (Loss) Per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year before giving effect to stock options and unvested restricted stock grants. Diluted income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year after giving effect to stock options and unvested restricted stock grants.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carry forwards. The Company regularly evaluates the realizeability of its deferred tax assets by assessing its forecasts of future taxable income and reviewing available tax planning strategies that could be implemented to realize the deferred tax assets. Based on this evaluation, it was determined that realization of the deferred tax assets is more likely than not.

Stock-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Fair value of the restricted stock units awarded is based on the current traded price of the Company’s stock. Restricted stock grants (“Grants”) vest over three or five years. The Grants provide for accelerated vesting if there is a change in control (as defined in the agreements).

Self-insurance

The Company is self-insured for its medical and dental insurance and its employees’ workers’ compensation claims (up to certain stop-loss limits). An estimate for medical and dental insurance and workers’ compensation claims is charged to income for claims incurred but not paid, claims incurred but not reported and for future claims from injuries existing at year-end.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of these instruments. The carrying amounts of long term accounts receivable approximate fair value based on the collection analysis performed and recording of necessary reserves. The fair values of the Company’s long term borrowings are estimated based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. Such values approximate the carrying value of the borrowings as of fiscal year end.

Derivative Financial Instruments

Any derivative financial instruments are recognized as either assets or liabilities at their fair value in the balance sheet with the changes in the fair value reported in current-period earnings.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company routinely evaluates its estimates, including those related to the extent of progress towards completion, contract revenues and contract costs on long-term contracts, bad debts, income taxes, impairment of long-lived assets, including goodwill, inventories, environmental matters and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Recently Issued Accounting Standards

In 2013, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance clarifying the accounting for the release of a cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The new standard is effective for fiscal years beginning on or after December 15, 2013. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In 2013, the FASB issued new accounting guidance clarifying the accounting for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new standard is effective for fiscal years, beginning on or after December 15, 2013. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In 2013, the FASB issued a new accounting standard that will require the presentation of certain unrecognized tax benefits as reductions to deferred tax assets rather than as liabilities in the Consolidated Balance Sheets when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The new standard requires adoption on a prospective basis in the first quarter of 2015; however, early adoption is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

2.	Receivables and Contracts in Progress

Receivables consist of the following:

	December 29 2013	December 30 2012
	(in thousands)
Contract receivables:
Contracts in progress	$72,960	$65,267
Unbilled retentions	33,409	26,743
Allowance for doubtful accounts	(17)	(59)

	106,352	91,951
Other receivables	268	1,151

	$106,620	$93,102

Substantially all of the Company’s receivables are due from general contractors operating in Arizona, California, Colorado, Florida, Georgia, Nevada, Texas and Panama.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Costs and recognized earnings in excess of billings on uncompleted contracts and billings in excess of costs and recognized earnings on uncompleted contracts consist of the following:

	December 29 2013	December 30 2012
	(in thousands)
Costs incurred on contracts in progress	$510,903	$525,226
Estimated earnings	60,996	57,228

	571,899	582,454
Less progress billings	589,652	609,877

	$(17,753)	$(27,423)

The above is included in the accompanying consolidated balance sheets under the following captions:
Costs and recognized earnings in excess of billings on uncompleted contracts	$20,831	$12,140
Billings in excess of costs and recognized earnings on uncompleted contracts	(38,584)	(39,563)

	$(17,753)	$(27,423)

3.	Inventories

Inventories consist of the following:

	December 29 2013	December 30 2012
	(in thousands)

Raw materials	$11,212	$10,930
Work in process	157	328
Finished goods	188	180

	$11,557	$11,438

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

4.	Property, Plant and Equipment

Property, plant and equipment consists of the following:

	December 29 2013	December 30 2012
	(in thousands)

Land	$21,555	$21,397
Buildings	24,548	24,548
Building and leasehold improvements	9,264	8,759
Machinery and equipment	55,623	53,088
Transportation equipment	7,787	3,494
Detailing equipment	141	219
Furniture and fixtures	2,025	2,328
EDP equipment	10,612	11,195
Construction in progress	3,464	2,495

	135,019	127,523
Less accumulated depreciation and amortization	64,781	59,592

	$70,238	$67,931

Depreciation expense was $7,650,000, $7,444,000 and $8,076,000 for the years ended December 29, 2013, December 30, 2012 and January 1, 2012, respectively.

5.	Accounts Payable

Accounts payable consists of the following at:

	December 29 2013	December 30 2012
	(in thousands)
Accounts payable	$44,526	$31,470
Retentions payable	5,375	6,458

	$49,901	$37,928

6.	Other Current Liabilities

Other current liabilities consist of the following:

	December 29 2013	December 30 2012
	(in thousands)
Sales, use and property taxes	$978	$811
Workers’ compensation	2,409	2,403
Other	1,520	1,149

	$4,907	$4,363

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

7.	Long-Term Debt and Line of Credit

Long-term debt consists of the following:

	December 29 2013	December 30 2012
	(in thousands)
Note payable collateralized by the Company’s real estate, with interest payable monthly at the greater of LIBOR or 1% plus 6% and principal payable quarterly over a 4.75 year period and one final balloon payment of $7,165,250, maturing in 2018	$9,833	$—

Note payable collateralized by the Company’s real estate, with interest payable monthly at the greater of LIBOR or 3% plus 11% and principal payable quarterly over a 3.75 year period and one final balloon payment of $15,250,000, paid in 2013	—	27,000

Note payable to a bank under a revolving line of credit agreement, collateralized by the Company’s assets, with interest payable monthly at the LIBOR plus 4%, maturing in 2018	1,996	—

Note payable to an international bank under a revolving line of credit agreement, collateralized by the Company’s property and plant, with interest payable monthly at 5.25% plus 1% of the special interest compensation fund (“FECI”), renewing annually	—	—

Unsecured note payable to majority shareholder, with 13% interest payable annual in kind through an increase in the principal amount of the note, paid in 2013	—	1,410

	11,829	28,410
Less current portion	2,663	4,910

	$9,166	$23,500

Aggregate debt maturities are as follows (in thousands):

2014	2,663
2015	667
2016	667
2017	667
2018	7,165

$11,829

The Company has a Credit and Security Agreement (“Credit Facility”) with Wells Fargo Credit, Inc. (“Wells Fargo”), pursuant to which Wells Fargo agreed to advance up to a maximum amount of $50,000,000 to the Company. On August 14, 2013, the Company amended its Credit Facility, pursuant to which Wells Fargo extended the maturity date of the Credit Facility to June 30, 2018, lowered the interest rate charged in connection with borrowings under the line of credit and allowed for the issuance of a note payable totaling $10,000,000, collateralized by its real estate (“Real Estate Term Loan”). The Real Estate Term Loan has a 4.75 year amortization period requiring quarterly principal payments and a final balloon payment at maturity. The

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Real Estate Term Loan has a floating interest rate of the greater of LIBOR or 1.0% plus 6.0% and requires monthly interest payments. The proceeds of the Real Estate Term Loan, in conjunction with cash generated from operations, proceeds from the sale of Quincy Joist Company assets and borrowings under the Credit Facility, were used to pay the remaining balance of the term loan with GB Merchant Partners, LLC (“GB Loan”).

In connection with paying the remaining balance of the GB Loan during the year ended December 29, 2013, the Company incurred prepayment penalties of approximately $540,000 (included in interest expense in consolidated statements of operations) and wrote-off debt issue costs of approximately $1,425,000 (included in other expense in the consolidated statements of operations).

The Credit Facility has a floating interest rate of LIBOR plus 4.00% (4.25% at December 29, 2013) and requires monthly interest payments.

The Credit Facility is secured by a first priority, perfected security interest in all of the Company’s assets, excluding the real estate, and its present and future subsidiaries and a second priority, perfected security interest in all of the Company’s real estate. The security agreements pursuant to which the Company’s assets are pledged prohibit any further pledge of such assets without the written consent of the bank.

The Credit Facility contains various restrictive covenants. At December 29, 2013, the Company was in compliance with these covenants.

The Company has a Line of Credit Agreement (“International LOC”) with Banco General, S.A. (“Banco General”) in Panama pursuant to which Banco General agreed to advance up to a maximum amount of $3,500,000. The line of credit is secured by a first priority, perfected security interest in the SHE’s property and plant. The interest rate is 5.25% plus 1% of the special interest compensation fund (“FECI”). The line of credit contains covenants that, among other things, limit the SHE’s ability to incur additional indebtedness, change its business, merge, consolidate or dissolve and sell, lease, exchange or otherwise dispose of its assets, without prior written notice.

At December 29, 2013, the Company had $1,996,000 of borrowings and $3,902,000 of outstanding letters of credit issued under its Credit Facility. There was $44,102,000 available under the Company’s Credit Facility at December 29, 2013. At December 29, 2013, the Company had no borrowings and no outstanding letters of credit issued under its International LOC. There was $3,500,000 available under the Company’s International LOC at December 29, 2013.

The Company made interest payments of approximately $3,813,000, $4,865,000, and $615,000 for the years ended December 29, 2013, December 30, 2012 and January 1, 2012, respectively, on its long-term debt and line of credit.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

8.	Income Taxes

Deferred tax assets and liabilities are composed of the following

	December 29, 2013		December 30, 2012
	Current	Long-Term	Current	Long-Term
	(in thousands)
Deferred tax assets:
Compensation accrual	$768	$—	$795	$—
Accrued liabilities	226	—	207	—
Deferred rents payable	—	27	—	62
Stock-based compensation	—	—	15	—
Revenue recognition on contracts in progress	—	—	13	—
Inventory writedown	191	—	169	—
Allowance for doubtful accounts	6	—	15	—
Contribution carryforward	—	—	—	105
Self-insurance	636	—	515	—
Pension	—	284	—	674
Other	76	—	160	—

	1,903	311	1,889	841

Deferred tax liabilities:
Property, plant and equipment basis difference	—	93	—	93
Accelerated depreciation	—	6,688	—	6,841
Revenue recognition on contracts in progress	196	—	—	—
Other	—	47	—	40

	196	6,828	—	6,974

Net deferred tax assets (liabilities)	$1,707	$(6,517)	$1,889	$(6,133)

The provision for income taxes from continuing operations consists of the following:

	December 29 2013	December 30 2012	January 1 2012
	(in thousands)
Current:
Federal	$(1,734)	$(1,078)	$(2,704)
State	(207)	(138)	(335)
Foreign	(143)	(190)	(310)

	(2,084)	(1,406)	(3,349)

Deferred:
Federal	(542)	(318)	1,300
State	(24)	64	33

	(566)	(254)	1,333

	$(2,650)	$(1,660)	$(2,016)

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

A summary of total income tax (expense) benefit, by classification, included in the accompanying consolidated statements of operations is as follows:

	December 29 2013	December 30 2012	January 1 2012
	(in thousands)
Continuing operations	$(2,650)	$(1,660)	$(2,016)
Discontinued operations	232	814	228

Total income tax (expense) benefit	(2,418)	(846)	(1,788)

The reconciliation of income tax computed at the U.S. federal statutory rates to the provision for income taxes is as follows:

	Year Ended
	December 29 2013	December 30 2012	January 1 2012
	(in thousands)
Tax at U.S. federal statutory rates	$(5,345)	$(1,853)	$(1,552)
State income taxes, net of federal tax benefit	(445)	(74)	(302)
Section 199 manufacturing deduction	457	82	227
Uncertain tax position reserve release	2,839	—	24
Effect of rates different than statutory	(140)	7	(13)
Other	(16)	178	(400)

	$(2,650)	$(1,660)	$(2,016)

Total income tax payments for the years ended December 29, 2013, December 30, 2012 and January 1, 2012, were approximately $4,845,000, $2,779,000 and $492,000, respectively. For the years ended December 29, 2013, December 30, 2012 and January 1, 2012, the Company received tax refunds of approximately $7,000, $1,424,000 and $1,725,000, respectively.

The Company has not provided for U.S. income taxes or foreign withholding taxes on undistributed earnings of its foreign subsidiaries as they are considered to be reinvested indefinitely. Upon remittance of those earnings in the form of dividends or under other circumstances, the Company would be subject to both U.S. income taxes and withholding taxes payable to various foreign countries less an adjustment for foreign tax credits. It is not practical to estimate the amount of tax liability related to earnings of these foreign subsidiaries.

The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position when, based on the technical merits, it is “more-likely-than-not” that the tax position will be sustained upon examination.

As of December 29, 2013, the Company had no unrecognized tax benefits. The Company does not anticipate a significant change in the total amount of unrecognized tax benefits during the next twelve months.

The Company may, from time to time, be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to its financial results. In the event the Company has received an assessment of interest and/or penalties, the interest has been classified as interest expense while the penalties have been classified as selling, general and administrative expense in the financial statements. As of December 29, 2013, the Company had no accrual of interest related to uncertain tax positions. As of December 30, 2012, the Company had accrued $157,000 of interest related to uncertain tax positions.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

The Company files U.S., state and foreign income tax returns with varying statutes of limitations. The 2008 through 2013 tax years generally remain subject to examination by the U.S. federal and state tax authorities. The 2011 through 2013 tax years remain subject to examination by the foreign tax authority.

A reconciliation of the beginning and ending amount of unrecognized tax benefits follows:

	Year Ended
	December 29 2013	December 30 2012
	(in thousands)
Balance at beginning of year	$2,839	$2,839
Increases for tax positions taken in prior years	—	—
Decreases for tax positions taken in prior years	—	—
Decrease for tax positions due to lapse of statutes of limitations or close of audit	(2,839)	—
Settlements	—	—

Balance at end of year	$—	$2,839

9.	Employee Retirement Plans

The Company maintains a 401(k) retirement savings plan which covers eligible employees and permits participants to contribute to the plan, subject to Internal Revenue Code restrictions. The plan also permits the Company to make discretionary matching contributions. The discretionary matching contributions are 100% vested three years from the employee’s date of hire. On April 1, 2010, the Company suspended its discretionary matching contribution. The discretionary matching contributions were reinstated on September 1, 2011. Discretionary matching contributions amounted to approximately $894,000, $825,000 and $230,000 for the years ended December 29, 2013, December 30, 2012 and January 1, 2012, respectively.

Certain of the Company’s fabrication and erection workforce are subject to collective bargaining agreements. The Company contributes to union-sponsored, multi-employer pension plans. Contributions are made in accordance with negotiated labor contracts. The passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) may, under certain circumstances, cause the Company to become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Under the Act, liabilities would be based upon the Company’s proportionate share of each plan’s unfunded vested benefits.

Effective March 31, 2012, the Company withdrew from the Steelworkers Pension Trust and incurred an initial withdrawal liability of approximately $2,576,000. During 2013, the Company negotiated with the Steelworkers Pension Trust and reduced the liability to approximately $2,378,000. The Company is required to make quarterly payments of approximately $195,000 through September 1, 2015. The remaining balance of the withdrawal liability at December 29, 2013 was approximately $1,358,000, and is included in Other Liabilities (current and long-term) in the consolidated balance sheets. Prior to its withdrawal from the Steelworkers Pension Trust, the Company made contributions of $183,000 and $584,000 during the years ended December 30, 2012 and January 1, 2012, respectively.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

The Company made contributions to the California Ironworkers Field Pension Trust (“Field Pension”) of $3,153,000, $5,114,000 and $2,760,000 during the years ended December 29, 2013, December 30, 2012 and January 1, 2012, respectively. The Company’s funding policy is to make monthly contributions to the plan. The Company’s employees represent less than 5% of the participants in the Field Pension. As of December 29, 2013, the Company has not undertaken to terminate, withdraw, or partially withdraw from the Field Pension.

The Company has a 401(k) defined contribution retirement savings plan (“Union 401k”) for union steelworkers. Contributions made to the Union 401k by union steelworkers are 100% vested immediately.

To replace the Company’s funding into the Steelworkers Pension Trust, the Company agreed to make profit share contributions to the Union 401k beginning on April 1, 2012. Union steelworkers are eligible for the profit share contributions after completing a probationary period (640 hours of work) and are 100% vested three years from the date of hire. Union steelworkers are not required to make contributions to the Union 401k to receive the profit share contributions. Profit share contributions are made for each hour worked by each eligible union steelworker at the following rates: $1.45 per hour from April 1, 2012 to May 6, 2012; $0.45 per hour from May 7, 2012 to March 31, 2013; $0.50 per hour from April 1, 2013 to March 31, 2014 and $0.55 per hour from April 1, 2014 and beyond. Profit share contributions amounted to approximately $138,000 and $105,000 for the years ended December 29, 2013 and December 30, 2012, respectively.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

10.	Income Per Share

The following table sets forth the computation of basic and diluted income (loss) per share:

	Year Ended
	December 29 2013	December 30 2012	January 1 2012
	(in thousands except per share data)

Income from continuing operations	$12,708	$3,499	$2,376
Loss from discontinued operations	(381)	(1,326)	(7,408)

Net income	$12,327	$2,173	$(5,032)

Denominator for basic income (loss) per share - weighted average shares	4,182	4,156	9,688
Effect of dilutive securities:
Unvested restricted stock grants	18	4	—

Denominator for diluted income (loss) per share - adjusted weighted average shares and assumed conversions	4,200	4,160	9,688

Basic EPS
Income per share from continuing operations	$3.04	$0.84	$0.25

Loss per share from discontinued operations	$(0.09)	$(0.32)	$(0.76)

Income (loss) per share	$2.95	$0.52	$(0.52)

Diluted EPS
Income per share from continuing operations	$3.03	$0.84	$0.25

Loss per share from discontinued operations	$(0.09)	$(0.32)	$(0.76)

Income (loss) per share	$2.94	$0.52	$(0.52)

Unvested restricted stock grants of 73,993 shares were outstanding during 2011 but were not included in the computation of diluted net loss per share because the unvested restricted stock grants would be anti-dilutive due to the net loss.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

11.	Stock-Based Compensation

A summary of the status of the Company’s nonvested shares of restricted stock as of December 29, 2013 and changes during the year ended December 29, 2013, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at December 31, 2012	31,995	$15.00
Granted	—	15.00
Cancelled	(666)	15.00
Vested	(31,329)	15.00

Nonvested at December 29, 2013	—	$—

The compensation cost that has been charged against operations for the restricted stock grants was $430,000, $646,000 and $685,000 for 2013, 2012 and 2011, respectively. The total fair value of shares vested during the years ended December 29, 2013, December 30, 2012 and January 1, 2012 was $632,000, $419,000 and $294,000, respectively. The compensation cost for restricted stock grants is included in general and administrative expenses on its consolidated statements of operations.

12.	Related Party Transactions and Leases

The Company leased a property under terms of an operating lease agreement from a partnership owned by the majority shareholder and his family. On January 4, 2014, the Company purchased the property for approximately $6,000,000 from the partnership and terminated the related lease.

Rent expense under the related party lease totaled approximately $569,000 for the year ended December 29, 2013 and $694,000 for each of the years ended December 30, 2012 and January 1, 2012.

The Company also leases certain property, vehicles, and equipment from nonrelated parties for which it incurred rent expense of approximately $725,000, $529,000 and $670,000 for the years ended December 29, 2013, December 30, 2012 and January 1, 2012, respectively.

Future minimum rentals (excluding taxes), by year, and in the aggregate under these noncancelable operating leases are as follows:

(in thousands)

2014	$473
2015	476
2016	387
2017	204
2018	113

$1,653

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

13.	Commitments and Contingencies

The Company is involved from time to time through the ordinary course of business in certain claims, litigation, and assessments. Due to the nature of the construction industry, the Company’s employees from time to time become subject to injury, or even death, while employed by the Company. The Company does not believe there are any such contingencies at December 29, 2013 for which the eventual outcome would have a material adverse impact on the financial position, results of operations or liquidity of the Company, except as recorded in these financial statements.

On February 9, 2009, the Roosevelt Irrigation District (“RID”) brought suit in the United States District Court for the District Court of Arizona against Salt River Project Agricultural Improvement and Power District and approximately one-hundred other defendants, including the Company’s subsidiary, Schuff Steel Company (“SSC”). RID operates one-hundred groundwater wells in western Maricopa County and contends that approximately twenty of its wells are contaminated. RID asserts recovery against the defendants under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA” or “Superfund”) for the recovery of costs incurred by RID in responding to the defendants’ alleged releases or threatened releases of hazardous substances into groundwater that allegedly impact or threaten to impact the groundwater in the West Van Buren area of Phoenix, Arizona. RID has submitted an Early Response Action (“ERA”) to the Arizona Department of Environmental Quality (“ADEQ”) and has asserted future potential remediation costs in excess of $40,000,000. ADEQ received substantial public comment against the ERA. In July 2010, the ADEQ granted conditional approval to RID’s remediation plan with a substantial number of conditions and milestones. Accordingly, RID amended its complaint and SSC was served with the first amended complaint in late July 2010. Initially, most defendants filed either various motions to dismiss RID’s complaint or motions for summary judgment based on certain legal theories but the Court dismissed these motions without prejudice to focus on substantial motions to disqualify counsel for RID based upon various conflicts of interest with RID’s chosen counsel. The Court granted certain motions by five defendants to disqualify RID’s counsel by order dated August 26, 2011. RID has modified their ERA (“MERA”) and proposed a reduced scale project which was given conditional approval by ADEQ on February 1, 2013. On July 29, 2013, RID submitted its Second Amended Complaint, in which SSC was no longer a defendant. Accordingly, SSC is not currently involved in the litigation and to date, no other defendant has brought third-party or contribution claims against SSC.

On February 5, 2010, Silver Steel, Inc. (“Silver”) brought suit in Clark County, Nevada District Court (the “Court”) against the Company’s subsidiary SSC and our bonding company. Silver acted as second tier subcontractor to SSC on the Sobella Retail project (“project”), which was part of the City Center Project in Las Vegas, Nevada. Silver agreed in October, 2007, to a fixed price of approximately $1,483,000 to perform metal deck installation and to perform extra work at agreed upon hourly rates. During the project, Silver submitted over 500 extra work orders (“EWO”), which were then bundled into proposed change orders (“PCO”). Twenty-four executed change orders were issued totaling approximately $3,305,000, for a total adjusted contract of approximately $4,788,000. SSC has paid the adjusted contract value. Silver completed construction of the base scope of its work in August 2008. It performed extra work on the project into January 2009. Silver never complained during the project about any unpaid extra work or alleged impacts. Thereafter, on February 26, 2009, Silver first gave SSC notice of a claim in PCO 43, in the amount of $666,000. SSC arranged for Silver to present its claim to Perini Construction Company (“Perini”), the general contractor, which denied the claim, in part because there was no backup presented by Silver. SSC claimed that it was prejudiced by the late claim, because if it had been put on notice of an impact during the course of the project, it could have taken action to minimize the impact or to pass the claim upstream to Perini or the owner. Silver’s initial claims in the litigation were for breach of contract, among other legal theories, against SSC for allegedly unpaid work and its alleged damages, which had increased to $2,433,000. SSC has denied any liability. In November 2011, Silver

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

increased its total cost claim for damages to approximately $4,300,000. SSC continued to dispute that Silver is entitled to any additional amounts and that the damages claims are incorrect and based upon unsupportable facts and assumptions. Trial in this matter occurred between February 7 and 21, 2012. By order dated July 16, 2013, the court rejected Silver’s claims for additional compensation but found that SSC had not paid Silver approximately $112,000 in approved change orders. SSC filed a motion to amend the findings to show that Silver had been paid its full contract balance. By order dated October 22, 2013, the court substantially granted SSC’s motion to amend the findings showing that Silver has been paid its full contract balance with the exception of approximately $9,000. The court also award SSC its attorneys’ fees and costs of approximately $213,000. SSC intends to aggressively seek collection of its attorneys’ fees and costs.

In December 2012, two lawsuits were filed against our subsidiaries that involve fabrication work pertaining to a refinery in Whiting, Indiana (“BP Refinery”), owned by a subsidiary of British Petroleum (“BP”). BP brought suit in the United States District Court for the Northern District of Indiana (the “Indiana suit”) against Carboline Company (“Carboline”), Trinity Steel Fabricators, Inc. (“Trinity”), the Company’s subsidiary, SSC, Tecon Services, Inc. (“Tecon”) and Alfred Miller Contracting Company (“AMC”), asserting contract and warranty claims as to SSC, arising out of allegations that fireproofing applied by others to steel that SSC and Trinity supplied to a modernization project at the BP Refinery was defectively fireproofed. AMC and Tecon filed a Petition for Damages and Declaratory Judgment in the State Court of Louisiana (14th Judicial District Court, Parish of Calcasieu) (the “Louisiana suit”), against Carboline, BP Corporation North America Inc., BP Products North America, Inc. (collectively referred to as “BP entities”), Trinity, the Company’s subsidiaries, SSC and Schuff Steel – Gulf Coast, Inc. (“Gulf Coast”) and others parties. AMC and Tecon alleged, among other claims, that the Carboline Pyrocrete® 241 on the BP Refinery project was defective and that Carboline breached product warranties. In April 2014, the lawsuits were resolved in mediation. A confidential settlement agreement was executed on June 16, 2014. The Company’s settlement contribution was funded by its insurance carriers.

On February 14, 2014, the Company’s subsidiary, SSC, filed suit against dck/FWF, LLC (“dck”) in the Circuit Court in Sarasota County, Florida for additional work and costs SSC incurred on the University Town Center Project (“UTC Project”) in Sarasota, Florida. From the beginning of the UTC Project, the owner and general contractor, dck, made numerous design changes that resulted in substantial extra work for SSC. dck directed SSC to proceed and price this additional work. In May 2014, the lawsuit was resolved. Under the terms of a confidential settlement agreement, Schuff received certain additional compensation for extra work performed and costs incurred on the UTC Project.

The Company is self-insured for its employees’ workers’ compensation claims. Under provisions of the policies, the Company has purchased stop/loss insurance to mitigate its risks against catastrophic injury-related events.

The stop/loss amount for workers’ compensation is $350,000 per employee per accident. At December 29, 2013 and December 30, 2012, the Company had an accrual of approximately $2,409,000 and $2,403,000, respectively, for workers’ compensation claims incurred but not paid or reported and for future claims from injuries existing at year-end (see Note 6).

The Company is self-insured for its employees’ medical and dental insurance claims. Under provisions of the policies, the Company has purchased stop/loss insurance to mitigate its risks against catastrophic medical events. The stop/loss amount for medical insurance claims is $300,000 per claimant and 110% of expected claims for each plan year. At December 29, 2013 and December 30, 2012, the Company had an accrual of approximately $2,025,000 and $1,997,000, respectively, for medical and dental insurance claims incurred but not paid or reported and for our terminal liability with its insurance service provider.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

The Company had approximately $48,893,000 of performance bonds issued on its behalf as of December 29, 2013. The performance bonds were required by various general contractors to guarantee the Company’s performance on projects.

14.	Significant Customers

During 2013, the Company did not have revenues from any one customer that were in excess of 10% of 2013 revenues. During 2012, the Company had revenues from a customer that totaled approximately 10% of total revenues. In addition, receivables from this customer totaled approximately 8% of total receivables. During 2011, the Company had revenues from a different customer that totaled approximately 11% of total revenues.

During the years ended December 29, 2013, December 30, 2012 and January 1, 2012, the Company’s revenues included approximately $31,260,000, $29,821,000 and $13,317,000, respectively, relating to international customers for which there was approximately $5,705,000 and $6,511,000 in accounts receivables at December 29, 2013 and December 30, 2012, respectively.

15.	Backlog

The Company’s backlog was $426,909,000 ($370,113,000 under contracts or purchase orders and $56,796,000 under letters of intent) and $186,246,000 ($167,307,000 under contracts or purchase orders and $18,939,000 under letters of intent) at December 29, 2013 and at December 30, 2012, respectively. The Company’s backlog increases as contract commitments, letters of intent, notices to proceed and purchase orders are obtained, decreases as revenues are recognized and increases or decreases to reflect modifications in the work to be performed under the contracts, notices to proceed, letters of intent or purchase orders. The Company’s backlog can be significantly affected by the receipt, or loss, of individual contracts. Approximately $241,192,000, representing 56.5% of the Company’s backlog at December 29, 2013, was attributable to five contracts, letters of intent, notices to proceed or purchase orders. If one or more large contracts are terminated or their scope reduced, the Company’s backlog could decrease substantially.

16.	Discontinued Operations

On April 26, 2013, the Company entered into an agreement with Canam Steel Corporation (“Canam”) to sell Canam substantially all of the assets of the Company’s subsidiary, Quincy Joist Company. Under the agreement, the assets included the joist plant in Buckeye, Arizona (“Arizona”), including all equipment and inventory and the joist plant (excluding the land) in Quincy, Florida (“Florida”), including all equipment and inventory. The sale of the Arizona assets was completed on June 1, 2013 and the sale of the Florida assets was completed on July 10, 2013. The majority of the proceeds were used to paydown the GB Loan (see Note 7).

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

Loss from discontinued operations consists of direct revenues and expenses of Quincy Joist Company. A summary of the operating results included in discontinued operations in the accompanying consolidated statements of operations is as follows:

	Year Ended
	December 29 2013	December 30 2012	January 1 2012
	(in thousands)

Revenues	$14,202	$23,837	23,872
Cost of revenues	13,267	22,426	21,541

Gross profit	935	1,411	2,331
Total operating expenses	1,541	2,903	10,437

Loss from operations	(606)	(1,492)	(8,106)
Other income/expense	(274)	(648)	470

Loss before income taxes	(880)	(2,140)	(7,636)
Benefit from income tax	333	814	228

Loss from discontinued operations, net of tax	(547)	(1,326)	(7,408)
Gain on sale of discontinued operations, net of tax	166	—	—

Loss from discontinued operations	$(381)	$(1,326)	(7,408)

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

A summary of the assets and liabilities related to the discontinued operations of Quincy Joist Company classified as assets of discontinued operations and liabilities related to discontinued operations in the accompanying consolidated balance sheets is as follows:

	December 29 2013	December 30 2012
	(in thousands)
Assets of discontinued operations (current):
Receivables	$1,009	$4,712
Income tax receivable	114	752
Costs and recognized earnings in excess of billings on uncompleted contracts	—	1,023
Inventories	—	6,908
Deferred tax asset	348	138
Prepaid expenses and other current assets	—	57

Total	$1,471	$13,590

Assets of discontinued operations (long-term):
Property, plant and equipment, net	283	3,422
Deferred tax asset	—	65
Other assets	28	28

Total	$311	$3,515

Liabilities related to discontinued operations (current):
Bank overdraft	5	734
Accounts payable	476	1,863
Accrued payroll and employee benefits	—	323
Other current liabilities	915	170
Billings in excess of costs and recognized earnings on uncompleted contracts	—	726

Total	$1,396	$3,816

Liabilities related to discontinued operations (long-term):
Deferred tax liability	27	—

Total	$27	$—

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

17.	Quarterly Results of Operations (Unaudited)

A summary of the quarterly results of operations for the years ended December 29, 2013 and December 30, 2012 follows:

	2013
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(in thousands, except per share data)
Revenues	$88,131	$99,459	$107,280	$121,272
Gross profit	12,157	14,085	15,501	18,448
Income from continuing operations	1,083	1,996	1,546	8,083
Income (loss) from discontinued operations	9	58	(252)	(196)
Net income	1,092	2,054	1,294	7,887
Income per share:
Basic-
Income from continuing operations	$0.26	$0.48	$0.37	$1.93
Income (loss) from discontinued operations	—	0.01	(0.06)	(0.05)
Net income	0.26	0.49	0.31	1.88
Diluted-
Income from continuing operations	$0.26	$0.48	$0.37	$1.92
Income (loss) from discontinued operations	—	0.01	(0.06)	(0.05)
Net income	0.26	0.49	0.31	1.87
Weighted average number of shares outstanding:
Basic	4,180	4,182	4,181	4,187
Diluted	4,183	4,195	4,205	4,214

SCHUFF INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2013

	2012
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(in thousands, except per share data)
Revenues	$132,340	$106,252	$101,958	$86,640
Gross profit	11,697	10,937	11,934	10,114
Income from continuing operations	988	1,367	877	267
(Loss) income from discontinued operations	(480)	(554)	(309)	17
Net income	508	813	568	284
Income per share:
Basic-
Income from continuing operations	$0.24	$0.33	$0.21	$0.06
(Loss) income from discontinued operations	(0.12)	(0.13)	(0.07)	—
Net income	0.12	0.20	0.14	0.06
Diluted-
Income from continuing operations	$0.24	$0.33	$0.21	$0.06
(Loss) income from discontinued operations	(0.12)	(0.13)	(0.07)	—
Net income	0.12	0.20	0.14	0.06
Weighted average number of shares outstanding:
Basic	4,159	4,158	4,150	4,155
Diluted	4,159	4,162	4,158	4,167

18.	Subsequent Events

The Company has evaluated subsequent events through July 24, 2014, which is the date the consolidated financial statements were available to be issued.

On May 29, 2014, HC2 Holdings, Inc. completed its purchase of 2,500,000 shares of the Company’s common stock from SAS Venture LLC and Scott A. Schuff at a purchase price of $31.50 per share. The purchase of the shares represents approximately 60% of the Company’s outstanding stock as of the date of purchase. In connection with the ownership change, the Company paid a total of $1,200,000 to certain executives related to the change of control clause in their employment agreements.

During June and July 2014, the Company purchased 327,664 shares of the Company’s common stock from former Company executives at a total purchase price of approximately $8,691,000.

Subsequent events identified have also been disclosed in Notes 12 and 13.